Exhibit 10.43

NETSOL TECHNOLOGIES, INC.
AUDIT COMMITTEE CHARTER
ADOPTED AS RESTATED SEPTEMBER 10, 2013

I.           PURPOSE

The Audit Committee is created by the Board of Directors (the “Board”) of NetSol Technologies, Inc. (the “Company”) to:

•	assist the Board in its oversight of:

•	the integrity of the financial statements of the Company;

•	the qualifications, independence and performance of the Company’s independent auditors;

•	compliance by the Company with legal and regulatory requirements; and,

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providing the Board such additional information and materials as it deems necessary to make the Board aware of significant financial matters that require the attention of the Board aware of significant financial matters that require the attention of the Board.

•	prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

In addition, the Audit Committee will undertake those specific duties and responsibilities enumerated below and such other duties as the Board from time to time may prescribe.

II.           MEMBERSHIP

The Audit Committee shall consist of at least three members, comprised of independent directors meeting the independence requirements of Nasdaq Stock Market (“Nasdaq”) or other exchange on which the Company's stock may be listed, the Sarbanes-Oxley Act of 2002 (the “Act”) and the rules and regulations promulgated by the SEC pursuant to the Act, and applicable laws and regulations.  Each member of the Committee shall have an understanding of fundamental financial statements and at least one member shall be financially sophisticated in accordance with Nasdaq rules.  At least one member of the Committee shall be a financial expert as defined under the applicable SEC regulations.  The Nominating Committee shall recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. Any vacancy on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy.  No member of the Committee shall be removed except by majority vote of the directors that are independent pursuant to the rules and regulations of Nasdaq, any other exchange on which the Company's stock may be listed, and the SEC.

Audit Committee members shall be appointed by the Board and may be removed by the Board at any time.  A chairperson of the Audit Committee may be elected by a majority vote of the members of the Committee or by the Board.

III.           AUTHORITY AND RESPONSIBILITIES

In addition to any other responsibilities that may be assigned from time to time by the Board, the Audit Committee is responsible for the following matters:

Independent Auditors

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The Audit Committee has the sole authority to appoint, retain, oversee and terminate the independent auditors of the Company (subject, if applicable, to shareholder ratification) including sole authority to approve all audit engagement fees.  As part of such oversight, the Audit Committee shall review and approve the scope of the independent auditors’ annual audit plan.

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The Audit Committee shall pre-approve each no-audit service that is allowable under applicable laws and regulations to be provided by the Company’s independent auditors.  The Audit Committee may consult with management in the decision-making process regarding such non-audit services, but may not delegate its authority to management.  The Audit Committee may, from time to time, delegate its authority to pre-approve non-audit services on a preliminary basis to one or more Audit Committee members, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting.

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The Audit Committee shall evaluate the independent auditors’ independence, including, by having the independent auditors provide a written report to the committee describing all relationships between the independent auditors and the Company, consistent with the Independence Standard Board Standard 1 and engaging in a dialogue with the independent auditors with respect to any relationships or services that could impact the objectivity and independence of the independent auditor.

•	The Audit Committee shall review and discuss as required with the independent auditors:

•	the critical accounting policies and practices of the Company;

•	whether Section 10A of the Securities Exchange Act of 1934 h as been implicated;

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audit problems or difficulties and management’s response thereto, including those matters required to be discussed with the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61; and,

•	suggested changes to the Company’s auditing and accounting principles and practices.

Financial Statements; Disclosure and Compliance Matters

•           The Audit Committee shall review:

•	the annual audited financial statements, prior to the Company’s filing of its Form 10-K

•	the quarterly financial statements, prior to the Company’s filing of its Form 10-Q;

•	quarterly financial results before they are released to the public;

•	any major issues regarding accounting principles and financial statements presentations, including any significant changes in the Company’s selection or application of accounting principles;

•	regulatory and accounting initiatives or actions as applicable to the Company (including any SEC investigations or proceedings).

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The Audit Committee shall review with the CEO and CFO of the Company, based on their evaluation of the Company’s disclosure controls and procedures, all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

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Establishing and maintaining procedures, as set forth in Annex A hereto, for the receipt, retention and treatment of complaints received by the Corporation from its employees regarding financial statement disclosures, accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable financial statement disclosures, accounting, internal accounting controls or auditing matters;

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The Audit Committee shall review the Company’s Code of Conduct and Ethics and approve any waivers to this Code for an executive officer or director.  The waiver must be in writing to the Board of Directors.

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The Audit Committee shall review and approve any and all related party arrangements and agreements and all potential conflicts of interests of directors and officers brought to their attention (including all transactions required to be disclosed by Item 404(a) of Regulation S-K).

IV.           REPORTING TO THE BOARD

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The Audit Committee shall report to the Board quarterly or more if the committee determines it is appropriate to do so.  This report may include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors, and any other matters that the Audit Committee deems appropriate or is requested to be included by the Board.

•	The Audit Committee shall review and assess the adequacy of this charter on at least an annual basis and recommend any proposed changes to the Board.

V.           PROCEDURES

The Audit Committee shall meet as often as it determines is appropriate to carry out is responsibilities under this charter, but not less frequently than quarterly.  The Chairman of the Audit Committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall se meeting agendas consistent with this charter.

The Audit Committee shall meet separately, periodically, with management and with the independent auditors.  The Audit Committee also shall meet, at least quarterly, without management.

The Audit Committee is authorized (without seeking board approval) to retain special legal, accounting or other advisors and may require any officer or employee of the Company or the Company’s outside counsel or independent auditors to meet with any members of, or advisors to, the Audit Committee as it deems appropriate to conduct its own investigations.  The Audit Committee may delegate this authority to conduct an investigation to any individual member of the Audit Committee.

The Audit Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.

The Audit Committee may delegate its authority to subcommittees or individuals on the Audit Committee, to the extent allowable under law, when it deems appropriate and in the best interests of the Company.

The Audit Committee Chair may cast a tie-breaking vote in the event of a tied vote of the Committee.

VI.           LIMITATIONS INHERENT IN THE AUDIT COMMITTEE’S ROLE

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP.  Furthermore, while the Audit Committee is responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company’s exposure to risk.

VII.           EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

The Committee shall deliver to the Board a report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company's or the Board's policies or procedures.

Annex A

Procedures for the Anonymous Submission of Complaints or Concerns Regarding Financial Statement Disclosures, Accounting, Internal Accounting Controls or Auditing Matters

The following is the procedure for the confidential, anonymous submission by employees of NetSol Technologies, Inc. [and its subsidiaries] (the "Corporation") of concerns regarding questionable accounting, internal control, auditing or related matters (“Concerns”):

1. The Corporation shall forward to the Audit Committee of the Board of Directors (the “Audit Committee”) any complaints that it has received regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

2. Any employee of the Corporation may submit, on a confidential, anonymous basis if the employee so desires, any Concerns by setting forth such Concerns in writing and forwarding them in a sealed envelope to the Chair of the Audit Committee, in care of the Corporation's Corporate Secretary (the “Secretary”), such envelope to be labeled with a legend such as:  “Anonymous Submission of Complaint or Concern”  If an employee would like to discuss any matter with the Audit Committee, the employee should indicate this in the submission and include a telephone number at which he or she might be contacted if the Audit Committee deems it appropriate.  The Corporate Secretary’s address is NetSol Technologies, Inc. 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302.  Any such envelopes received by the Secretary shall be forwarded promptly to the Chair of the Audit Committee.

3. The Secretary shall prepare an executive summary of the contents of each submission with respect to Concerns that do not specifically allege participation in wrongdoing by the  Corporation's Chief Executive Officer (the “CEO”) and send it to the CEO. The CEO shall promptly investigate the subject of each such executive summary and report his findings in writing to the Chairman of the Audit Committee with recommendations, if any. The Secretary shall send a copy of each submission with respect to Concerns that specifically allege participation in wrongdoing by the CEO both to the Chairman of the Audit Committee and to the CEO.

4. At each of its meetings, including any special meeting called by the Chair of the Audit Committee following the receipt of any information pursuant to this Annex, the Audit Committee shall review and consider any such complaints or concerns that it has received and take any action that it deems appropriate in order to respond thereto.

5. The Audit Committee shall retain any such complaints or concerns for a period of no less than 7 years.

6.           The Company’s secretary shall confirm that all subsidiaries receive copies of the charters and instructions on submitting concerns. Any such concerns shall be submitted to the subsidiaries by the Company’s secretary.

7.           The Chairman of the Committee is permitted to cast a tie-breaking vote in the event of a tie on the Committee.

8. This Annex A shall appear on the Corporation's website as part of this Charter.